STOCKHOLDERS' AGREEMENT

THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of __________, 2001 by and among United Artists Theatre Company, a Delaware corporation (the "Company"), The Anschutz Corporation, a Delaware corporation ("TAC"), and the Lenders Group (as defined herein), and shall be binding upon and inure to the benefit of any individual or Person (as defined herein) owning Shares (as defined herein) that were received in connection with the exercise of any option or any incentive stock award granted under a compensatory benefit plan of the Company or its subsidiaries or the exercise of Convertible Securities (as defined herein) (collectively, the "Additional Stockholders").  Each of the parties to this Agreement (other than the Company) and any other Person who shall become a party or agree to be bound by the terms of this Agreement after the date hereof is referred to collectively as the "Stockholders."

RECITALS

WHEREAS, on September 5, 2000, the Company and certain affiliates and subsidiaries (collectively, the "Debtors") filed petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Section 101-1330 (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"); and

WHEREAS, on or about January 22, 2001, the Bankruptcy Court entered under Bankruptcy Code Section 1129 an order (the "Confirmation Order") confirming the Joint Plan of Reorganization (the "Plan"), proposed by the Debtors; and

WHEREAS, the Confirmation Order has become a final order and is no longer subject to appeal; and

WHEREAS, the Plan provides that on the Effective Date (as defined herein), TAC and each member of the Lenders Group will receive newly-issued securities of the Company of the type and in the amount set forth opposite their respective names in Appendix A hereto; and

WHEREAS, the Stockholders wish to organize their mutual relationship as the stockholders of the Company and their participation in the governance of the Company; and

WHEREAS, the Company has undertaken to comply with all of the terms and conditions of this Agreement insofar as they relate to the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

  DEFINITIONS

  As used herein, the terms below shall have the following meanings.  Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon reference.

  "Additional Stockholders" shall have the meaning ascribed to it in the heading.

  "Affiliate" means, as applied to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing.

  "Agent" means Bank of America, N.A., in its capacity as Administrative Agent under the Restructured Bank Credit Agreement (as defined in the Plan), and any successor Agent pursuant to the terms of Section 7.22 hereof.

  "Agent-Related Person" means Bank of America, N.A., any successor Agent, together with their respective Affiliates, and their officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

  "Bankruptcy Code" shall have the meaning ascribed to it in the Recitals.

  "Bankruptcy Court" shall have the meaning ascribed to it in the Recitals.

  "Beneficially Own" shall have the meaning set forth in Rule 13d-3 of the Rules of the Securities and Exchange Commission and the Exchange Act.  For the avoidance of doubt, this meaning shall apply whether or not the Company is subject to the reporting requirements of the Exchange Act.

  "Board of Directors" or "Board" means the board of directors of the Company.

  "By-Laws" means the by-laws of the Company, as amended from time to time.

  "Certificate of Incorporation" means the Company's First Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on ___________, 2001.

  "Change of Control" means any transaction (whether by merger, consolidation, sale of assets or otherwise), or series of related transactions within a six (6) month period, pursuant to which TAC and its Affiliates (as a group) cease to Beneficially Own at least 25% of the issued and outstanding shares of capital stock of the Company having the right to vote (in the aggregate).  For the avoidance of doubt, voting shares shall include, without limitation, the Common Stock and the Series A Convertible Preferred Stock, but shall exclude any Warrants and other non-voting Convertible Securities that have not been exercised into shares of Common Stock.

  "Common Stock" means the Company's common stock, par value $0.01 per share.

  "Confirmation Order" shall have the meaning ascribed to it in the Recitals.

  "Convertible Securities" shall mean any evidences of indebtedness, shares, options, warrants or other securities convertible into, or exchangeable for, capital stock of the Company.

  "Debtors" shall have the meaning ascribed to it in the Recitals.

  "Demand Request" shall have the meaning ascribed in Section 3.1(a).

  "Effective Date" means the date on which the Plan becomes effective.

  "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

  "Expiration Date" shall have the meaning ascribed to it in Section 2.2(d).

  "Expiring Nominee" shall have the meaning ascribed to it in Section 2.3(c).

  "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

  "GAAP" means U.S. generally accepted accounting principles.

  "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof.

  "Initial Offering" means the closing of an underwritten public offering of Common Stock by the Company after which the Common Stock is listed on a national securities exchange or admitted for quotation on the NASDAQ National Market (or any successor thereto).

  "Initiating Holder" shall have the meaning ascribed to it in Section 3.1(a).

  "Last Transaction" shall have the meaning ascribed to it in Section 4.2(b).

  "Lenders Group" means the entities identified on Schedule I attached hereto (which schedule shall be amended from time to time only to eliminate an entity or entities thereon in the event of a permissible assignment pursuant to the terms of this Agreement), collectively.

  "Majority in Interest of the Lenders Group" means members of the Lenders Group holding of a majority of the shares of Common Stock then owned by all of the members of the Lenders Group.

  "Offer" shall have the meaning ascribed to it in Section 4.1(b)(iv).

  "Offer Letter" shall have the meaning ascribed to it in Section 4.1(b).

  "Offered Shares" shall have the meaning ascribed to it in Section 4.1(b)(iv).

  "Offering Stockholder" shall have the meaning ascribed to it in Section 4.1(b).

  "Option" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

  "Permitted Transfer" means any (a) pledge of Shares made by a Stockholder pursuant to a bona fide loan transaction which creates a mere security interest, (b) any Transfer to the Company pursuant to a written agreement between the Company and a Stockholder providing for the right of such repurchase, (c) any Transfer to an Affiliate of TAC, or (d) any Transfer by any Additional Stockholder that is an individual pursuant to the applicable laws of descent and distribution or among such Additional Stockholder's family, spouse, spouse's family and descendants (whether natural or adopted) and any trust solely for the benefit of such Additional Stockholder and/or his or her family, spouse, spouse's family and/or descendants.

  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

  "Plan" shall have the meaning ascribed to it in the Recitals.

  "Put Shares" shall have the meaning ascribed to it in Section 4.2(b).

  "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

  "Registrable Securities" means (i) the Common Stock issued to TAC and the Lenders Group pursuant to the Plan, (ii) the Common Stock issuable or issued upon conversion of the Series A Convertible Preferred Stock or the Warrants issued to TAC pursuant to the Plan, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares referenced in (i) or (ii) above, excluding in all cases, however, (I) any Registrable Securities that have been transferred (a) other than in compliance with the terms of this Agreement, (b) pursuant to a registration statement under the Securities Act covering such Registrable Securities that has been declared effective by the SEC, (c) in a transaction under Rule 144 (or any successor rule) of the Securities Act, or (d) in a transaction exempt from registration under 11 U.S.C. Section 1145 or (II) any securities that may be sold without registration pursuant to 11 U.S.C. Section 1145.

  "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or Convertible Securities that are, Registrable Securities.

  "Registration Expenses" means all expenses other than underwriting discounts and commissions incident to the Company's performance of its obligations under or compliance with Sections 3.1, 3.2, and 3.3, including (without limitation) all registration, filing and qualification and fees (including Blue Sky fees), NASD fees and other fees and expenses associated with listing securities on the NASDAQ National Market or an exchange, printers' and accounting fees, word processing and duplicating fees, messenger and delivery expenses, fees and disbursements of underwriters customarily paid by issuers or sellers of securities, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Initiating Holders, if any, and otherwise by a majority in interest of the Stockholders participating in such registration).

  "Restructured Bank Credit Facility" means that certain term credit facility in the original principal amount of approximately $252,069,405 provided to the Debtors pursuant to the Plan.

  "Retroactive Tag Along Shares" shall have the meaning ascribed to it in Section 4.2(b).

  "Retroactive Tag Along Sale Notice" shall have the meaning ascribed to it in Section 4.2(b).

  "SEC" means the U.S. Securities and Exchange Commission.

  "Securities Act" means the U.S. Securities Act of 1933, as amended.

  "Series A Convertible Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $0.01 per share.

  "Shares" means all classes of share capital of the Company, including the Common Stock and the Series A Convertible Preferred Stock.

  "Stock Option Plan" shall have the meaning ascribed to it in Section 7.18.

  "Stockholder Nominee" shall have the meaning ascribed to it in Section 2.2(a).

  "Stockholders" shall have the meaning ascribed to it in the Heading.

  "Subsidiaries" means all Persons in which the Company owns, directly or indirectly, a majority of the voting securities or interests or is a general partner or otherwise has the power to control, by agreement or otherwise, the management and general business affairs of such other Person, including, but not limited to, United Artists Realty Company, United Artists Properties I Corp., United Artists Properties II Corp. and United Artists Theatre Circuit, Inc.

  "TAC" shall have the meaning ascribed to it in the Heading.

  "TAC Notification Parties" means Michael Bennet (tel.: (303) 299-1267), Craig Slater (tel.: (303) 299-1310), Christopher Hunt (tel.: (303) 299-1508) and Cannon Harvey (tel.:(303) 299-1206), or such other Person(s) notified in writing to the Lenders Group by TAC.

  "Transfer" means any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposition or transfer.

  "Violation" shall have the meaning ascribed to in Section 3.9(a).

  "Warrants" means an aggregate of 5,600,000 warrants to acquire Common Stock at a $10.00 per share strike price for a term of seven (7) years issued to TAC and the holders of certain senior subordinated notes of the Debtors pursuant to the Plan.

  BOARD OF DIRECTORS

    Board of Directors.

    Until the Expiration Date, (i) the Board of Directors will consist of seven (7) persons and (ii) all actions to be taken by the Board of Directors from time to time will require the affirmative vote of a majority of the directors of the Company then in office (except as otherwise expressly set forth herein, including, but not limited to, Section 7.18 of this Agreement).  Each Stockholder will use all its respective best efforts to take or cause to be taken such action as may be necessary to effectuate the provisions of this Section 2.1, including, without limitation, amending the Company's By-Laws to provide for the matters contemplated by this Section 2.1.

    Board Composition.
      Until the Expiration Date, subject to Section 2.2(d), (i) TAC will be entitled to nominate four (4) persons to serve as directors of the Company; (ii) a Majority in Interest of the Lenders Group will be entitled to nominate two (2) persons to serve as directors of the Company; and (iii) the then-current Chief Executive Officer of the Company shall be nominated as a director of the Company.  Each person nominated for election of the Company pursuant to Section 2.2(a)(i) and (ii), and each person nominated for election as a director of the Company in lieu of any such person pursuant to Section 2.3(c) or to fill a vacancy on the Board of Directors created by such person pursuant to Section 2.4, is referred to herein as a "Stockholder Nominee."  It is agreed that, as of the date of this Agreement, the initial members of the Board of Directors of the Company shall be the persons set forth in Appendix B.
      The rights to nominate directors in Section 2.2(a) shall also apply, proportionally, to any committees of the Board of Directors, the intent being that the Lenders Group shall be entitled to designate two-sevenths of the members of each such committee (or such other number as shall be as close as practicable to such proportion if the number of members of such committee shall be less than seven but in no case less than one member).
      If the size of the Board of Directors is enlarged, the Stockholders agree that the right to nominate additional directors shall be proportionate to the number of directors previously nominated by TAC and the Lender Group under Section 2.2(a).
      Notwithstanding anything to the contrary in this Agreement, the rights of the Lenders Group to nominate directors of the Company pursuant to Section 2.2(a)(ii) shall automatically expire (the "Expiration Date") upon the earlier to occur of the following:  (i) the payment in full of any and all principal and interest and other sums due and owing by the Company to the Lenders Group under the Restructured Bank Credit Facility (as amended from time to time), whether through a refinancing or otherwise, (ii) the members of the Lenders Group on the Effective Date (in the aggregate) cease to Beneficially Own at least 2,800,000 shares of Common Stock (as adjusted to reflect stock splits, redemptions and similar transactions), or (iii) the termination of this Agreement pursuant to Section 7.4(b); provided, however, that if any such events occur prior to the second anniversary of the date of this Agreement, then the Expiration Date shall be deemed to be the second anniversary of the date of this Agreement.  Notwithstanding clause (i) above, the rights of the Lenders Group to nominate directors of the Company pursuant to Section 2.2(a)(ii) shall reinstate automatically (until a subsequent Expiration Date has occurred) if the payment referred to in clause (i) (or any portion thereof) is recovered from the Lenders Group for any reason under the Bankruptcy Code or any other laws relating to the protection of creditors generally.
      In connection with the Initial Offering, unless otherwise unanimously agreed by the Board of Directors, the Company and the Stockholders shall take all actions necessary to amend the Certificate of Incorporation to provide for cumulative voting from and after the effective date of the registration statement relating to the Initial Offering.
    Election of Directors.
      Each Stockholder agrees to take all actions necessary to cause the Stockholder Nominees and the Chief Executive Officer to be elected as directors of the Company in any and all elections of directors of the Company held during the term of this Agreement and to cause the designees of the parties hereto to the committees of the Board of Directors of the Company as provided in Section 2.2(b) to be duly appointed to such committees.  For the avoidance of doubt, until the Expiration Date, TAC agrees to take all actions necessary to cause the Stockholder Nominees nominated by the Lenders Group to be elected as directors of the Company in any and all elections of directors of the Company held during the term of this Agreement and to cause the designees of the Lenders Group to the committees of the Board of Directors of the Company as provided in Section 2.2(b) to be duly appointed to such committees.
      Without limiting the generality or effect of Section 2.3(a), each Stockholder will vote or cause to be voted for the election of the Stockholder Nominees and the Chief Executive Officer to be elected as directors of the Company in any and all elections of directors of the Company held during the term of this Agreement all Shares entitled to vote in such election that such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote.  For the avoidance of doubt, TAC will vote or cause to be voted for the election of the Stockholder Nominees nominated by the Lenders Group to be elected as directors of the Company in any and all elections of directors of the Company held during the term of this Agreement all Shares entitled to vote in such election that TAC has the power to vote or in respect of which TAC has the power to direct the vote.
      Without limiting the generality or effect of Section 2.3(a), at each meeting of the stockholders of the Company held during the term of this Agreement at which the term of office of any Stockholder Nominee or the Chief Executive Officer (an " Expiring Nominee") expires, each such Expiring Nominee will be nominated for election to another term as a director of the Company and will be included in the slate of nominees recommended to Stockholders for election as directors of the Company in any proxy statement prepared by or on behalf of the Company with respect to such meeting; provided that, if the Stockholder or Stockholders that nominated any Expiring Nominee so specify, or any Expiring Nominee declines or is unable to accept the nomination, another individual designated by the Stockholder or Stockholders that nominated such Expiring Nominee, in lieu of such Expiring Nominee, will be nominated for election as a director of the Company and will be included in the slate of nominees recommended to Stockholders for election as directors of the Company in any such proxy statement.
      Without limiting any other provision of this Agreement imposing obligations on transferees generally, it is expressly agreed that the voting and related covenants contained in this Article II shall bind any transferee of any Stockholder for the term of this Agreement.
    Vacancies.

    Each director will hold his or her office as a director of the Company for such term as is provided in the Certificate of Incorporation and By-Laws until his or her death, resignation or removal from the Board of Directors or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Certificate of Incorporation and By-Laws and applicable law.  If any Stockholder Nominee ceases to serve as a director of the Company for any reason during his or her term, a nominee for the vacancy resulting therefrom will be notified to the Company in writing by the Stockholder or Stockholders that nominated such director.  If the Chief Executive Officer is unwilling to serve as a director of the Company or ceases to serve or as a director of the Company for any reason during his or her term, then a nominee for the vacancy arising therefrom will be designated by a majority of the remaining members of the Board of Directors after due consultation with one another.

    Removal of Stockholder Nominees.

    If at any time TAC or the Agent, acting at the direction of a Majority in Interest of the Lenders Group, as the case may be, shall notify the Company in writing of its desire to have removed from the Board of Directors, with or without cause, any or all of its Stockholder Nominees, each of the Stockholders will, if necessary, subject to all applicable requirements of law, use its respective best efforts to take or cause to be taken all such action as may be required to remove such Stockholder Nominee(s) from the Board of Directors.  Subject to the immediately preceding sentence, (i) TAC will not vote or cause to be voted any Shares that it has the power to vote or in respect of which it has the power to direct the vote for the removal of any Stockholder Nominee nominated by the Lenders Group without the prior written consent of a Majority in Interest of the Lenders Group and (ii) no Stockholder that is a member of the Lenders Group will vote or cause to be voted any Shares that it has the power to vote or in respect of which it has the power to direct the vote for the removal of any Stockholder Nominee nominated by TAC without the prior written consent of TAC.

    Officers of the Company.

    Throughout the term of this Agreement, the selection of any person to serve as an officer of the Company shall be approved by a majority of the Board of Directors.  The initial Chief Executive Officer and other officers of the Company shall be the persons set forth on Appendix B attached hereto.

    Nomination of Directors by Lenders Group.

    Not more than sixty (60) nor less than forty (40) days prior to any Annual Meeting of Stockholders of the Company or any special meeting of the Stockholders at which (i) the term of office of any Expiring Nominee of the Lenders Group expires or (ii) a vacancy in the Board of Directors with respect to a Stockholder Nominee of the Lenders Group is to be filled in accordance with Section 2.4, the Agent, within five (5) days after having received notice of such annual or special meeting from the Company, will give written notice to the other members of the Lenders Group of the expiration or vacancy and solicit nominations for director of the Company from members of the Lenders Group.  Within ten (10) days after receipt of such notice, any member of the Lenders Group may propose a nominee or nominees to the Agent.  Upon expiration of the ten-day period, the Agent will give written notice to the members of the Lenders Group with a list of every nominee or nominees nominated by the members of the Lenders Group.  Within ten (10) days after receipt of such notice, each member of the Lenders Group is entitled to vote the number of Shares then owned by such member of the Lenders Group in favor of one nominee for each expired or vacant board seat, and shall confirm in writing to the Agent the nominee or nominees for which such member wishes to cast the number of Shares then owned by such member.  The Agent shall promptly (but not less than ten (10) days prior to such annual or special meeting) inform the Company in writing of the nominee or nominees who received the largest percentage of Shares then owned and voted by the members of the Lenders Group, which nominee(s) will be the next Stockholder Nominee or Nominees of the Lenders Group under Section 2.2(a).

    Directors' Indemnification.

      During the term of this Agreement, the Company will maintain directors' and officers' liability insurance covering the full Board of Directors in a form and amount reasonably satisfactory to TAC and the Agent, on behalf of a Majority in Interest of the Lenders Group.
      Upon the election of each Stockholder Nominee as a director of the Company, the Company will enter into an indemnification agreement, in form and substance reasonably satisfactory to TAC and the Agent, on behalf of a Majority in Interest of the Lenders Group, with such Stockholder Nominee pursuant to which the Company will indemnify and advance expenses to such Stockholder Nominee to the fullest extent permitted by law.

  REGISTRATION RIGHTS

    Demand Registrations.
      Timing of Demand Registrations.  Subject to the conditions of this Section 3.1, at any time after the effective date of the Initial Offering, any Holder or Holders (in either case, the "Initiating Holder") may request in writing (a "Demand Request") that the Company file a Registration Statement under the Securities Act on the appropriate form covering the Registrable Securities held by such Initiating Holder and specified in such request; provided, that the request by the Initiating Holder covers a minimum of thirty percent (30%) of the total number of Registrable Securities held by all Holders.
      Number of Demand Registrations.  Subject to Section 3.1(a) above, the Company shall be obligated to use its best efforts to prepare, file and to cause to become effective pursuant to this Section 3.1 (i) up to three (3) registration statements on behalf of Initiating Holders comprised solely of members of the Lenders Group and (ii) up to three (3) registration statements on behalf of Initiating Holders comprised of TAC or TAC and members of the Lenders Group; provided, however, that a registration statement shall not be counted as one of the demand registrations hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in Section 3.4(a).
      Participation.  Within twenty (20) days of the receipt of any Demand Request, the Company shall give written notice of such Demand Request to all Holders.  Subject to the provisions of this Section 3.1, the Company shall include in such demand registration all Registrable Securities that the Holders request to be registered in a written request from such Holders received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 3.1(c).
      Underwriter's Cutbacks.  Notwithstanding any other provision of this Section 3.1, if the managing underwriter (which shall be a major investment banking firm of recognized national standing) with respect to the proposed offering advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without being likely to have an adverse effect on the offering of securities as then contemplated (including the price at which it is proposed to sell the securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated first to the Registrable Securities of the Initiating Holders, on a pro rata basis based on the number of Registrable Securities held by all such Holders; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration if any Holder does not request inclusion of the maximum number of Registrable Securities allocated to him pursuant to the above-described procedure, in which case, the remaining portion of his allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests pro rata on the basis of the number of Registrable Securities held by such Holders, second to securities being sold for the account of any other Holders of Registrable Securities on a pro rata basis based on the number of securities requested to be included in such registration, third to securities being sold for the account of the Company, and last to any other stockholders the Company may determine to allow to participate in the registration.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.  All Holders proposing to distribute their securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter.

      Exceptions.  Notwithstanding the foregoing provisions, the Company shall not be required to effect a registration pursuant to this Section 3.1:

        in any particular jurisdiction in which the Company would be required to qualify to do business, where not otherwise required, or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

        during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration which will be subject to the Holders' rights under Section 3.2, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and provided further that not less than forty percent (40%) of the total amount of securities included in such Company-initiated registration shall be Registrable Securities of the Holders who requested registration pursuant to Section 3.1(a).  If a registration is effected in accordance with Section 3.1(e)(ii), the Initiating Holders' request shall be deemed withdrawn and the Initiating Holders shall retain their rights to registration under this Section 3.1 as though no request for such registration had been made by them; or
        if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant a request made under Section 3.3.
      Managing Underwriter.  The managing underwriter or underwriters of any underwritten offering pursuant to this Section 3.1 shall be selected by the majority of the members of the Board of Directors.
    Piggyback Registrations.
      Piggyback Rights.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its shares or other securities under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company share plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), whether or not for its own account, the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given in writing to the Company within twenty (20) days after receipt of such notice by the Company, the Company shall, subject to the provisions of Section 3.2(c), use its best efforts to prepare, file and cause to become effective a registration statement which includes all of the Registrable Securities that each such Holder has requested to be registered.
      Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.6 hereof.  Any such withdrawal shall be without prejudice to the rights of any Holder to request that a registration be effected under Section 3.1.
      Conversion to Demand Registration.  In the event that the Company shall determine for any reason not to proceed with a proposed registration pursuant to Section 3.2(a) hereof, one or more Holders shall be permitted to request that the Company continue such registration pursuant to, and subject to all of the terms and conditions of, Section 3.1 (including, without limitation, the limitations on the number, frequency, amount of securities to be requested to be registered and the ability of the Company to delay registration or suspend sales under Section 3.1).  Any such request shall be made by written notice delivered within five Business Days of receipt by such Holders of the notice from the Company to the Holders of the Company's determination not to proceed with the registration and shall count as a demand under Section 3.1.
      Underwriting Requirements.  In connection with any offering involving an underwriting of shares issued by the Company, the Company shall not be required under this Section 3.2 to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company (or by other persons entitled to select the underwriters).  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the securities so included to be apportioned first, to the securities to be sold by the Company for its own account, and second, pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders); provided, however, in no event shall the amount of Registrable Securities of the selling Holders included in the registration be reduced below twenty percent (20%) of the total amount of securities included in such registration.
    Form S-3 Registration.
      Subject to the conditions of this Section 3.3, in case the Company shall receive from the Holders of at least five percent (5%) of the Registrable Securities then held by all Stockholders, a written request or requests that the Company effect a registration on Form S-3 (or comparable successor form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given to the Company within twenty (20) days after receipt of such written notice from the Company.
      Notwithstanding the foregoing provisions, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.3:
        if Form S-3 (or comparable successor form) is not available for such offering by such Holders;
        if such Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000;
        if the Company has, within the three (3) month period preceding the date of such request, already effected one registration on Form S-3 (or comparable successor form) for any Holders pursuant to this Section 3.3;
        in any particular jurisdiction in which the Company would be required to qualify to do business, where not otherwise required, or to execute a general consent to service of process in effecting such registration, qualification or compliance; or
        during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration which will be subject to the Holders' rights under Section 3.2, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and provided further that not less than thirty percent (30%) of the total amount of securities included in such Company-initiated registration shall be Registrable Securities of the Holders who requested registration pursuant to Section 3.3.  If a registration is effected in accordance with Section 3.3(b)(v), such Holders' request shall be deemed withdrawn and such Holders shall retain their rights to registration under this Section 3.3 as though no request for such registration had been made by them.
      Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  Registrations effected pursuant to this Section 3.3 shall not be counted as requests for registration effected pursuant to Section 3.1.
    Obligations of the Company.

    Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

      prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed;
      prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;
      furnish to each selling Holder and counsel selected by the selling Holders (which counsel shall be selected by the Initiating Holders, if any, and otherwise by a majority in interest of the Stockholders participating in such registration) copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be subject to the review of such counsel and each selling Holder;
      furnish to the selling Holders, without charge, such number of (i) conformed copies of the registration statement and of each amendment or supplement thereto (in each case including all exhibits and documents filed therewith), and (ii)  copies of the prospectus included in such registration statement, including each preliminary prospectus and any summary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the intended method or methods of such disposition;
      in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and enter into such other agreements and take such other actions in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, "road shows" and all other customary selling efforts, all as the underwriters reasonably request;
      notify each selling Holder covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement (and use every reasonable effort to obtain the lifting of any such stop order at the earliest possible moment), (ii) any period when the registration statement ceases to be effective, or (iii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such selling Holder a reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
      cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that in the case of a registration effected pursuant to Section 3.1 above, which registration constitutes the Initial Offering, the Registrable Securities shall be listed on a national securities exchange or the NASDAQ National Market;
      provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
      use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the selling Holders (or obtain an exemption from registration or qualification under such laws) and do any and all other acts and things which may be necessary or advisable to enable such selling Holders to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended method or methods of distribution thereof; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions;
      furnish to each selling Holder a signed counterpart, addressed to such selling Holder, of an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement (and, if any registration includes an underwritten public offering, the date of the closing under the underwriting agreement) covering such matters as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings of securities and such other matters as may be reasonably requested by the Initiating Holders, if any;
      request that the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement furnish to each selling Holder a signed counterpart of a "comfort" letter, dated the effective date of the registration statement (and, if any registration includes an underwritten public offering, the date of the closing under the underwriting agreement), signed by such accountants and covering such matters as are customarily covered in accountant's letters delivered to the underwriters in underwritten public offerings of securities and such other matters as may be reasonably requested by the Initiating Holders, if any;
      use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable each selling Holder thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;
      otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement; and
      use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
    Information from Holder.

    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall, within ten (10) days of a request of by the Company, furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder's Registrable Securities.  In any registration statement with respect to any Registrable Securities or any amendment or supplement thereto, the Company agrees not to refer to any selling Holder of any Registrable Securities covered thereby by name, or otherwise identify such seller as the holder of any Registrable Securities, without the consent of such selling Holder, such consent not to be unreasonably withheld, unless such disclosure is required by law.

    Expenses of Registration.

    The Company shall pay all Registration Expenses in connection with (A) all of the demand registrations permitted under Section 3.1(b) and (B) up to three registrations under Section 3.3(a).  Notwithstanding the foregoing, the Company shall not be required to pay for any Registration Expenses of any registration commenced pursuant to Section 3.1 or Section 3.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition business or prospects of the Company and its Subsidiaries, taken as a whole, from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, the Holders shall not be required to pay any of such expense and shall retain their rights pursuant to Section 3.1 or 3.3.

    Selection of Underwriters.

    If a requested registration pursuant to Section 3.1 hereof involves an underwritten offering, the Holders of a majority of the Registrable Securities which the Company has been requested to register in such registration shall have the right to select in good faith the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.

    Delay of Registration.

    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

    Indemnification.

    In the event any Registrable Securities are included in a registration statement under this Section 3:

      To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter, within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof), to which they may become subject under the Securities Act, the Exchange Act or other federal, state or foreign securities laws, or common law, insofar as such losses, claims, damages, expenses or liabilities (or actions proceeding or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any other document required in connection therewith or any qualification or compliance associated therewith (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or foreign securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state or foreign securities laws or common law; and the Company will reimburse each such Holder, partner, officer, director, Stockholder, counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending or settling any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder and shall survive the transfer of such securities by any Holder.
      To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state or foreign securities laws, insofar as such losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereto) arise out of or are based upon any Violation (but excluding clause (iii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 3.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), provided further that in no event shall any indemnity under this Section 3.9(b) exceed the net proceeds from the offering received by such Holder.
      Promptly after receipt by an indemnified party under this Section 3.9 of written notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.  No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or action.
      If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party.  In no event shall any contribution under this Section 3.9(d) exceed the net proceeds from the offering received by such Holder, less any amounts paid under Section 3.9(b).
      Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
      The obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3 and the termination of this Agreement.
      Indemnification similar to that specified in this Section 3.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.
      Any indemnification required to be made by an indemnifying party pursuant to this Section 3.9 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss claim, damage, expense or liability incurred by such indemnifying party.
      The obligations of the parties under this Section 3.9 shall be in addition to any liability which any party may otherwise have to any other party.
    Termination of Registration Rights.

    No Holder shall be entitled to any right provided for in this Section 3 after four (4) years following the consummation of the Initial Offering.

    Cooperation in Rule 144 Sales.

  In the event that any Stockholder or Stockholders (or any transferee thereof) wishes to sell Registrable Securities or securities that would be Registrable Securities but for the fact that such securities may be sold without registration in compliance with Rule 144(k) of the Securities Act, and such sale will be effected without registration but otherwise in compliance with the Securities Act, the Company shall cooperate with such Stockholder(s) and take such actions as may be reasonably requested by such Stockholder(s) in order to expedite and facilitate the disposition of such securities, including without limitation, preparing for, and participating in "road shows" and such other customary selling efforts as the Stockholder(s) may reasonably request; provided, however, this Section 3.11 shall only apply in respect of sales of such securities reasonably expected to result in gross proceeds to such Stockholder(s) of at least $10,000,000.

  TRANSFER OF SHARES

    Rights of First Refusal.

      First Refusal Right. Prior to an Initial Offering, subject to the restrictions contained elsewhere in this Section 4, each of the Stockholders may sell all or any portion of such Stockholder's Shares to any third party, provided that no Stockholder other than TAC and its Affiliates shall sell any Shares to any third party unless such Stockholder shall first have complied with the provisions of this Section 4.1.
      Offer Notice.  If any Stockholder other than TAC or its Affiliates (for purposes of this Section 4.1, an "Offering Stockholder") shall have received a bona fide offer or offers from a third party or parties, other than a Permitted Transfer, to purchase Shares held by such Offering Stockholder as of the date hereof (other than pursuant to an Initial Offering), then prior to selling such Shares to such third party or parties, such Offering Stockholder shall (i) deliver to the TAC Notification Parties a letter (the "Offer Letter") signed by such Offering Stockholder and (ii) verbally inform at least one (1) of the TAC Notification Parties, or if contact cannot be made with such Persons, leave voicemail messages for at least two (2) of the TAC Notification Parties (including Michael Bennet or such other TAC Notification Party notified to the Stockholders in writing), in each case notifying the relevant TAC Notification Parties of the proposed transaction and providing the following information:
        the name of such third party or parties, together with a statement that such third party or parties is not an Affiliate of the Offering Stockholder;
        the prospective purchase price per share of each class of Shares;
        all material terms and conditions contained in the offer of such third party or parties;
        in respect of the Offer Letter, such Offering Stockholder's offer (irrevocable by its terms for four (4) business days following receipt) to sell to TAC all (but not less than all) of the Shares covered by the offer of the third party or parties (the " Offered Shares"), for a purchase price per Share, and on the same terms and conditions contained in the offer of the third party or parties (the "Offer"); and
        closing arrangements and a closing date (not less than seven (7) nor more than fourteen (14) business days following the date of such letter) for any purchase and sale that may be effected by TAC or any of its assignees pursuant to this Section  4.1.

      For four (4) business days following the receipt of the Offer Letter, TAC shall have the right to purchase all, but not less than all, of the Offered Shares for the same price per share and on the same terms and conditions set forth in the Offer.  At TAC's election, TAC may assign such right to purchase the Offered Shares to the Company.  If the Offer is other than for all cash, TAC's right to purchase the Offered Shares shall be exercisable only in cash at the fair market value of the securities or other property which constitute the Offer.  If the parties cannot agree on such fair market value within ten days of the receipt of the Offer Letter, then TAC or the Offering Stockholder may, upon notice to the other, cause such securities or property to be valued by an appraisal to be conducted within 20 days by two independent investment banking firms of national standing, one appointed by each such party.  If such investment banking firms cannot agree on the fair market value within 20 days, they shall appoint a third such firm whose valuation shall be completed within 15 days and which shall be conclusive for the purposes set forth in this Section 4.1(b).  The fees and costs of such firms shall be shared equally by the Company and the Offering Stockholder.

      Sale of Offered Shares.  If TAC (or, if applicable, the Company) accepts in writing the Offer to purchase all, but not less than all, of the Offered Shares, the closing of the purchase and sale pursuant to such acceptance shall take place at the offices of the Company on the date set forth in the Offer Letter, or at such other place or on such other date as the applicable parties may agree or such later date as may be necessary to obtain any required regulatory approvals.  If, upon the expiration of four (4) business days following receipt by TAC of the Offer Letter, TAC (or, if applicable, the Company) elects to not exercise the right of first refusal, the Offering Stockholder may sell to such third party or parties all, but not less than all, of the Offered Shares, for the purchase price and on the other terms and conditions contained in such Offer.  Prior to consummating any such sale, the Offering Stockholder shall, upon request from TAC or the Company, provide TAC or the Company with reasonable supporting documentation with respect to the terms and conditions of any such sale to a third party so as to demonstrate such Offering Stockholder's compliance with the provisions of the preceding sentence.  If such sale has not been completed within sixty (60) days after the expiration of such four (4) day period, the Offered Shares covered by such Offer may not thereafter be sold by such Offering Stockholder unless the procedures set forth in this Section 4.1 shall have again been complied with.
    Bring Along and Tag Along Rights.
      The Rights.  In the event of a transaction which would result in a Change of Control, then (following transmittal of a notice which shall be provided by the Company to the Stockholders no less than 30 days before the consummation of such transaction) subject to the provisions of this Section 4.2, each Stockholder shall have the right and the obligation to participate in such transaction and shall cooperate in, and (subject to the other provisions of this Section 4.2) shall take all actions which the Company deems reasonably necessary or desirable to consummate, such transaction, including, without limitation, (i) entering into agreements with third parties on terms substantially identical or more favorable to such Stockholder than those agreed to by the Company (which agreements may require a Stockholder to transfer all of his, her or its Shares (or, if TAC is transferring less than all of its shares of Common Stock, then the same percentage of the Shares (calculated on a fully-diluted basis) as the percentage of Shares owned by TAC being transferred by TAC) and may require representations, indemnities, holdbacks, and escrows), and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate such transaction (to the extent such consents and approvals may be obtained without any significant expense by the Stockholder, unless such expenses have been reimbursed by the Company).
      Additional Rights.  The Stockholders shall have the right to require that any transaction which would result in a Change of Control shall involve the following terms:
        upon the consummation of such transaction, all of the holders of shares of Common Stock will receive the same form and amount of consideration per share of Common Stock and if any holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders will be given the same option;
        no Stockholder shall be obligated to pay more than his, her or its pro rata share of reasonable expenses incurred in connection with a consummated transaction which would result in a Change of Control to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered costs of the transaction hereunder); and
        the terms of sale shall not include any indemnification, guaranty or similar undertaking of any holders that (a) is not made or given on a pro rata basis with all other Stockholders on the basis of share ownership or (b) could result in liability that is in excess of the consideration to be received by such Stockholder as a result of consummation of such transaction; provided, however, that if the transaction that would result in a Change of Control is part of a series of related transactions which occurred within the six (6) months prior to the date of such transaction, then each member of the Lenders Group shall be entitled to sell in the last of the transactions that constitute such series of related transactions (the "Last Transaction"), or, if the Company shall then be legally authorized to purchase such shares, at the election of the Board of Directors, to the Company, such number of shares of Common Stock (the "Retroactive Tag Along Shares") as is equal to the difference between (i) the number of shares of Common Stock then owned by such member of the Lenders Group multiplied by the percentage of the Shares owned by TAC being transferred by TAC in such series of related transactions during such six-month period (calculated by reference to the number of Shares sold by TAC in the first in such series of related transactions during such six-month period through and including the Last Transaction) less (ii) the number of shares of Common Stock that such member sold in such series of related transactions during such six-month period.  Notwithstanding the preceding sentence, no member of the Lenders Group shall be entitled to sell any Retroactive Tag Along Shares unless such member provides written notice to TAC and the Company of such intent within ten (10) business days from the date that such member is notified by TAC or the Company in writing of the proposed Last Transaction (the "Retroactive Tag Along Sale Notice").  The consideration per share for the Retroactive Tag Along Shares shall be equal to (x) the total consideration that TAC received in all of such related transactions (including the Last Transaction) during the six-month period divided by (y) the aggregate number of the Shares transferred by TAC in all of such related transactions during such six-month period less (z) the aggregate pro rata expenses in respect of such related transactions as provided in Section 4.2(b)(ii) above.  If any portion of the consideration did not consist of cash, the consideration per share that such member would have received for such shares at the time such consideration was paid in the prior transaction(s), shall be determined by an appraisal conducted by the Company's financial advisors, which shall be an independent investment banking firm of national standing.  If any member of the Lenders Group has timely provided a Retroactive Tag Along Sale Notice to TAC and the Company as described above and is not permitted to sell all of the Retroactive Tag Along Shares in the Last Transaction or to the Company, as the case may be, such member of the Lenders Group shall be entitled to sell to TAC, by providing written notice to TAC within the ten (10) business day period following the date on which the Lenders Group is given notice by TAC of the date of the consummation of the Last Transaction, such number of shares of Common Stock (if any) as is equal to the difference between (i) the aggregate number of the Retroactive Tag Along Shares that such member of the Lenders Group was entitled to sell pursuant to this proviso in the Last Transaction or to the Company and (ii) the aggregate number of shares of Common Stock that such member of the Lenders Group was permitted to sell in the Last Transaction (the "Put Shares").  Within fifteen (15) business days following the receipt of such notice, TAC shall purchase all the Put Shares from such member of the Lenders Group.  The consideration per share for the Put Shares shall be calculated in accordance with the methodology for calculating the consideration per share for the Retroactive Tag Along Shares described above (as adjusted to take into account any Shares sold by such member in the Last Transaction), less pro rata expenses in respect of such related transactions as provided in Section 4.2(b)(ii) above.
      Voting.  In order to implement the provisions of Section 4.2, each of the Stockholders by executing this Agreement hereby agrees to vote or to execute and deliver written consents in respect of all Shares Beneficially Owned in connection with the approval of such a transaction and all related matters and not to assert any "dissenters" or similar statutory or legal right, or otherwise assert any challenge to, such a transaction; provided, however, that if TAC or an Affiliate of TAC Beneficially Owns 25% or more of the voting securities of the acquiror or acquirors that seek to acquire the Company's stock and/or assets in such transaction, the Lenders Group shall be entitled to receive an opinion from the Company's financial advisor (as selected by the Board of Directors of the Company), or the financial advisor to any special committee of the Board of Directors formed to evaluate such transaction, to the effect that, as of the date of the transaction, the transaction is fair to the Company's Stockholders from a financial point of view, which opinion shall be in form and substance as is customary for opinions of such nature.  If such opinion shall not be so furnished, then the Lenders Group members shall be entitled to exercise such dissenters rights to the extent then available under applicable law.  Subject to the preceding sentence, each of the Stockholders affirms that his, her or its agreement to vote for the approval of such a transaction is given as a condition of this Agreement and as such is coupled with an interest and is irrevocable.  This agreement of the Stockholders shall remain in full force and effect and be enforceable against any donee, transferee or assignee of any Shares that are required to become a party to this Agreement.  This voting agreement shall remain in full force and effect throughout the term of this Agreement.  It is understood that this voting agreement relates solely to such a transaction resulting in a Change of Control and all related matters and does not constitute the agreement to vote or consent as to any other matters.

  COVENANTS OF THE COMPANY

    Delivery of Financial Statements.

    The Company shall deliver to each Stockholder:

        within forty five (45) days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year; and
        within ninety (90) days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, cash flow and retained earnings for such fiscal year, setting forth comparative figures for the preceding fiscal year end and prepared in accordance with GAAP and certified by independent public accountants of nationally recognized standing.

    Inspection.

  The Company and each of its Subsidiaries shall permit each Stockholder, at such Stockholder's expense, to visit and inspect its properties, to examine its books of account and records and to discuss its affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Stockholder, subject to appropriate agreements as to confidentiality.  Any Stockholder requesting such rights shall use its best efforts to minimize any disruption to the business or operations of the Company.

  SHARES CERTIFICATE LEGENDS

  A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.  Each certificate evidencing Shares owned by the Stockholders shall bear the following legends:

  (a) THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND WERE ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY 11 U.S.C. SECTION 1145, UNDER ORDER CONFIRMING THE PLAN OF REORGANIZATION OF THE COMPANY DATED JANUARY 22, 2001.  THE HOLDER OF THIS CERTIFICATE IS REFERRED TO 11 U.S.C. SECTION 1145 FOR GUIDANCE AS TO THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

  (b) THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AGREEMENTS AND OTHER CONDITIONS AND RESTRICTIONS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT AMONG THE COMPANY, THE ANSCHUTZ CORPORATION AND THE OTHER STOCKHOLDERS NAMED THEREIN, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

  All Stockholders shall be bound by the requirements of such legends to the extent that such legends are applicable.  Upon the closing of an Initial Offering, certificates evidencing Shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by paragraph (b) above or the applicable portions of paragraph (a) above relating to the termination of this Agreement.

  After such time as any of the legends described by this Article VI are no longer required on any certificate or certificates representing the Shares and such Shares are no longer subject to this Agreement, upon the request of the Stockholders, the Company shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legends.

  MISCELLANEOUS

    Rules of Construction.

    The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The use in this Agreement of the term "including" means "including, without limitation."  The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement.  All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated.  The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.  The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

    Independent Pursuit of Business Opportunities.

    The parties hereto expressly acknowledge that each Stockholder and its Affiliates has and will continue to have business and investment interests independent of its investment in the Company.  Nothing contained herein will restrict the ability of any Stockholder or its Affiliates from time to time to engage in any business or investment activity or to acquire, develop or otherwise pursue business or investment opportunities, including without limitation business or investment activities or opportunities that compete with or are otherwise contrary to the interests of the Company or one or more of the other Stockholders or that the Company or one or more of the other Stockholders might find advantageous or desirable to engage in, acquire, develop or otherwise pursue for its own account, independently and without notice to, or regard for the interests of, the Company and the other Stockholders.

    Successors and Assigns.

    Except as otherwise set forth in this Agreement, whether or not an express assignment has been made pursuant to the terms of this Agreement, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties and all subsequent holders of the Shares.  For the avoidance of doubt, the rights of the members of the Lenders Group set forth in Articles II and III and Section  4.2, and Sections 7.15-7.19 are personal in nature and may not be assigned to any Person (other than an Affiliate of such Person) without the prior written consent of TAC.

    Termination.

      Any party to, or Person who is subject to, this Agreement who ceases to own any Shares or any interest therein in accordance with the terms of this Agreement shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, provided that any Transfer of Shares by any Stockholder in breach of this Agreement shall not relieve such Stockholder of liability for any such breach.
      All rights and obligations pursuant to this Agreement shall terminate (other than rights and obligations under Section 4.2 if the termination is due to a Change of Control of the Company or obligations which have arisen and are outstanding prior to termination and the obligations of the Company pursuant to Article 3) upon the earlier of (i) the closing of an Initial Offering, (ii) upon written agreement of Stockholders holding an aggregate of eighty percent (80%) of the then outstanding voting Shares, (iii) a Change of Control of the Company or (iv) the date which is ten (10) years after the date hereof.

    Recapitalization, Exchanges, etc., Affecting the Shares.

    Except as expressly provided herein, the provisions of this Agreement shall apply to any and all Shares of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, or otherwise in such a manner as to reflect the intent and meaning of the provisions hereof.

    No Third Party Beneficiaries.

    Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

    Governing Law; Jurisdiction.

    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.  The parties hereto hereby agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach, may be brought in Delaware in a court (State or Federal) of competent jurisdiction and each party hereby consents to the in personam jurisdiction of any such Court.

    Counterparts.

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Titles and Subtitles.

    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    Notices.

    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

    Expenses.

    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    Entire Agreement; Amendments and Waivers.

    This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of at least eighty percent (80%) of the then outstanding voting Shares.  Any amendment or waiver effected in accordance with this Section 7.12 shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.  Notwithstanding the foregoing, no amendments or waivers may be made to this Agreement that change the duties or responsibilities of the Agent under the Agreement without the prior written consent of the Agent.

    Severability.

    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

    Aggregation of Shares.

    All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

    Amendments to Certificate of Incorporation, Bylaws, Series A Convertible Preferred Stock and Warrants.

    Prior to the Expiration Date, the parties agree that the Company may not make any amendments to (i) the Certificate of Incorporation, (ii) the Bylaws, (iii) the Certificate of Designations of the Series A Convertible Preferred Stock or (iv) the terms of the Warrants without the unanimous approval of the Board of Directors.

    Issuance of Additional Equity Securities.

    Prior to the Expiration Date, the parties agree that, without the prior consent of a Majority in Interest of the Lenders Group, the Company shall not issue any additional shares of capital stock, whether voting or non-voting, or any options, warrants or other rights to purchase or acquire any such stock (whether or not at the time exercisable), or any securities which are convertible into or exchangeable for such stock (whether or not at the time so convertible or exchangeable), or any options, warrants or other rights to purchase or acquire such convertible or exchangeable securities (whether or not at the time exercisable), or any voting debt securities that would result, immediately after such issuance, in a decrease in the Conversion Price (as defined in the Certificate of Designations) of the Series A Convertible Preferred Stock unless all of the holders of the Series A Convertible Preferred Stock agree in writing to waive such decrease in the Conversion Price.  For the avoidance of doubt, the foregoing shall not apply to any shares of Common Stock issued (i) upon conversion of shares of Series A Convertible Preferred Stock or the exercise of Warrants, (ii) to employees, consultants or directors pursuant to the terms of the Stock Option Plan or any other stock option, stock grant, stock purchase or similar plans or arrangements duly approved by the Board of Directors in accordance with Section 7.18 (as applicable), (iii) as a dividend or other distribution on the Common Stock, or (iv) in connection with a subdivision or reclassification of shares of Common Stock into a greater number of shares.

    Annual Meetings; Agenda.

    Prior to the Expiration Date, the parties agree that the Agent acting at the direction of a Majority in Interest of the Lenders Group shall be entitled to propose items to be included in the agenda of any annual or special stockholders' meeting by giving written notice thereof to the Secretary of the Company at least ten (10) days prior to the date of any such meeting, and the Company shall cause such items to be included in the agenda of any such meeting.

    Employee Stock Options.

    The parties agree to vote in favor of the 2000 Omnibus Stock Incentive Program of the Company in substantially the form attached hereto as Appendix C (the "Stock Option Plan") at any annual or special stockholders' meeting at which stockholder approval of such program is requested by the Company.  Prior to the earlier of (i) three years from the Effective Date and (ii) the Expiration Date, the Company shall not increase the number of shares reserved for issuance under the Stock Option Plan, or establish or maintain any other stock option, stock grant, stock purchase or similar plans or arrangements for the benefit of the Company's officers, directors or employees, without the unanimous approval of the Board of Directors; provided, however, that a majority of the Board of Directors, in its sole discretion, may reserve up to an additional 823,966 shares of Common Stock for future grants under the Stock Option Plan.

    Approval by Lenders Group.

    Unless otherwise notified in writing to the Company by a Majority in Interest of the Lenders Group, all approvals of, or notifications by, a Majority in Interest of the Lenders Group that are required under this Agreement shall be delivered in writing to the Company (with a copy to TAC) by the Agent.  The Company shall be entitled to conclusively rely, without further inquiry, on such written approval or notification of the Agent (or its successor) as constituting the approval or notification (as the case may be) of a Majority in Interest of the Lenders Group in respect of any such matters.

    Share Registry.

    The Company shall maintain at its principal offices a registry of the ownership of the Shares.  Each of the Shareholders and the Agent shall be permitted to review such records upon reasonable advance notice to the Secretary of the Company.  Each Stockholder agrees to promptly inform the Secretary of the Company of any transfer or purported transfer of Shares and the identity of such transferee(s) of such Shares.

    Indemnification of Agent.

    The Lenders Group shall indemnify upon demand the Agent-Related Persons ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the resignation of the Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that the Lenders Group shall not be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct.  Without limitation of the foregoing, the Lenders Group shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorney costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, or any document contemplated by or referred to herein.

    Successor Agent.

The Agent may resign as Agent upon thirty (30) days' notice to the Lenders Group.  If the Agent shall resign under this Agreement or the Restructured Bank Credit Agreement, the Majority in Interest of the Lenders Group shall appoint from among members of the Lenders Group a successor Agent for the Lenders Group.  If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders Group, a successor Agent from among members of the Lenders Group.  Upon the acceptance of its appointment as successor Agent, such successor Agent shall succeed to all the appointment, powers and duties of the retiring Agent.  The term "Agent" shall mean such successor Agent.  The retiring Agent's rights, powers and duties as Agent shall be terminated. After a retiring Agent's resignation as Agent hereunder or under the Restructured Bank Credit Agreement, the provisions of this Section 7.22 shall inure to its respective benefit as to any actions taken or omitted to be taken by the Agent while the Agent was Agent under this Agreement.  If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders Group shall perform all the duties of the Agent hereunder until such time, if any, as the Majority in Interest of the Lenders Group shall appoint a successor Agent, as provided for above.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UNITED ARTISTS THEATRE COMPANY By Name: Title: Address for Notices:

UNITED ARTISTS THEATRE CIRCUIT, INC. By Name: Title: Address for Notices:

UNITED ARTISTS REALTY COMPANY By Name: Title: Address for Notices:

UNITED ARTISTS PROPERTIES I CORP. By Name: Title: Address for Notices:

UNITED ARTISTS PROPERTIES II CORP. By Name: Title: Address for Notices:

BANK OF AMERICA, N.A. By Name: Title:

Bankers Trust Company By Name: Title:

THE Chase Manhattan Bank By Name: Title:

Continental Casualty Company By Name: Title:

Cypress Tree Senior Floating Rate Fund By Name: Title:

Franklin Floating Rate Trust By Name: Title:

GSCP Recovery, Inc. By Name: Title:

HELA Associates, LLC By Name: Title:

Keyport Life Insurance Company By Name: Title:

KZH Cypress Tree-1 LLC By Name: Title:

Merrill Lynch Capital Corporation By Name: Title:

ML CLO XIX Sterling (Cayman) Ltd. By Name: Title:

Morgan Stanley Dean Witter Prime Income Trust By Name: Title:

Morgens Waterfall Holdings, LLC By Name: Title:

Mountain Capital CLO I, Ltd. By Name: Title:

Putnam Diversified Income Trust By Name: Title:

Putnam High Yield Managed Fund By Name: Title:

Putnam High Yield Total Return Fund By Name: Title:

Putnam High Yield Trust II By Name: Title:

Salomon Brothers Holding Company Inc. By Name: Title:

SRF Trading, Inc. By Name: Title:

Stein Roe Floating Rate Limited Liability Company By Name: Title:

Van Kampen Prime Rate Income Trust By Name: Title:

Van Kampen Senior Income Trust By Name: Title:
AGREED AND ACCEPTED:	BANK OF AMERICA, N.A., as Agent By Name: Title:

The anschutz corporation By Name: Title:

APPENDIX A

INITIAL STOCKHOLDERS

STOCKHOLDER	SECURITIES ISSUED:
The Anschutz Corporation	2,000,000 shares of Common Stock
9,120,000 shares of Series A Convertible Preferred Stock
Lenders Group
Bank of America, N.A.	1,849,842 shares of Common Stock
Bankers Trust Company	110,084 shares of Common Stock
Chase Manhattan Bank (The)	505,424 shares of Common Stock
Continental Casualty Company	160,764 shares of Common Stock
Cypress Tree Senior Floating Rate Fund	5,600 shares of Common Stock
Franklin Floating Rate Trust	393,428 shares of Common Stock
GSCP Recovery, Inc.	146,090 shares of Common Stock
Hela Associates, LLC	114,868 shares of Common Stock
Keyport Life Insurance Company	257,592 shares of Common Stock
KZH Cypress Tree-1LLC	288,492 shares of Common Stock
Merrill Lynch Capital Corporation	240,851 shares of Common Stock
ML CLO XIX Sterling (Cayman) Ltd.	190,394 shares of Common Stock
Morgan Stanley Dean Witter Prime
Income Trust	509,584 shares of Common Stock
Morgens Waterfall Holdings, LLC	1,078,103 shares of Common Stock
Mountain Capital CLO I, Ltd.	190,394 shares of Common Stock
Putnam Diversified Income Trust	134,396 shares of Common Stock
Putnam High Yield Managed Fund	22,399 shares of Common Stock
Putnam High Yield Total Return Fund	2,240 shares of Common Stock
Putnam High Yield Trust II	31,359 shares of Common Stock
Salomon Brothers Holding Company Inc.	423,576 shares of Common Stock
SRF Trading, Inc.	111,996 shares of Common Stock
Stein Roe Floating Rate Limited
Liability Company	44,799 shares of Common Stock
Van Kampen Prime Rate Income Trust	112,559 shares of Common Stock
Van Kampen Senior Income Trust	1,075,166 shares of Common Stock
Total Lenders Group shares:	8,000,000 shares of Common Stock

APPENDIX B

INITIAL
DIRECTORS AND OFFICERS
OF THE COMPANY

INITIAL DIRECTORS

TAC Directors:

Kurt C. Hall

Michael Bennet

Craig Slater

Philip Anschutz

Christopher Hunt

Lenders Group Directors:

Pursuant to the Confirmation Order, Neil Augustine and one (1) of the two (2) individuals listed below shall be selected as the initial directors of the Lenders Group shortly after the Effective Date by Morgens, Waterfall, Vintiadis & Company, Inc. and Van Kampen Investment Advisory Corp.:

Robert J. Higgins

Randall G. Kominsky

INITIAL OFFICERS
Name	Title
Kurt C. Hall	President and Chief Executive Officer
Michael L. Pade	Executive Vice President
Ralph E. Hardy	Executive Vice President, General Counsel, Secretary
David J. Giesler	Executive Vice President, Chief Financial Officer
Raymond C. Nutt	Executive Vice President
Neal Pinsker	Executive Vice President
Bruce Taffet	Executive Vice President
Gerald M. Grewe	Senior Vice President
Edward Cooper	Vice President
Charles Fogel	Vice President
Vince M. Fusco	Vice President
Debbie S. Liller	Vice President
Wallace R. Helton	Vice President
Robert A. McCormick	Vice President
Rebecca A. Sanders	Vice President
Darrell C. Taylor	Vice President
Douglas A. Wolkin	Vice President

APPENDIX C

2001 OMNIBUS STOCK INCENTIVE PLAN

This Appendix C is to be supplied prior to the Effective Date, with such terms and conditions as are consistent with the Lock-Up, Voting and Consent Agreement, dated as of August 16, 2000, by and among the Company and the other parties thereto, and the Term Sheet attached as an exhibit thereto.

Schedule I

Lenders Group

Avenue Special Situations Fund II, L.P.

Bank of America, N.A.

Bankers Trust Company

Bear, Stearns & Co. Inc.

Chase Securities Inc., as agent for The Chase Manhattan Bank

Continental Casualty Company

Cypress Tree Senior Floating Rate Fund

Eaton Vance Senior Income Trust

Franklin Floating Rate Trust

Fernwood Associates, L.P.

GoldenTree High Yield Partners, L.P.

GoldenTree High Yield Opportunities I, L.P.

Grayson & Co.

GSCP Recovery, Inc.

Hela Associates, LLC

Keyport Life Insurance Company

KZH Cypress Tree-1 LLC

Merrill Lynch Capital Corporation

ML CLO XIX Sterling (Cayman) Ltd.

Morgan Stanley Dean Witter Prime

    Income Trust

Morgens Waterfall Holdings, LLC

Mountain Capital CLO I, Ltd.

Putnam Diversified Income Trust

Putnam High Yield Managed Fund

Putnam High Yield Total Return Fund

Putnam High Yield Trust II

Salomon Brothers Holding Company Inc.

SRF Trading, Inc.

Stein Roe Floating Rate Limited

    Liability Company

Van Kampen Prime Rate Income Trust

Van Kampen Senior Income Trust

Schedule II

Additional Stockholders

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	2

ARTICLE II	BOARD OF DIRECTORS	6
2.1	Board of Directors	6
2.2	Board Composition	6
2.3	Election of Directors	7
2.4	Vacancies	8
2.5	Removal of Stockholder Nominees	8
2.6	Officers of the Company	9
2.7	Nomination of Directors by Lenders Group	9
2.8	Director's Indemnification	9

ARTICLE III	REGISTRATION RIGHTS	10
3.1	Demand Registrations	10
3.2	Piggyback Registrations	11
3.3	Form S-3 Registration	12
3.4	Obligations of the Company	13
3.5	Information from Holder	16
3.6	Expenses of Registration	16
3.7	Selection of Underwriters	16
3.8	Delay of Registration	17
3.9	Indemnification	17
3.10	Termination of Registration Rights	19
3.11	Cooperation in Rule 144 Sales	20

ARTICLE IV	TRANSFER OF SHARES	20
4.1	Rights of First Refusal	20
4.2	Bring Along and Tag Along Rights	22

ARTICLE V	COVENANTS OF THE COMPANY	24
5.1	Delivery of Financial Statements	24
5.2	Inspection	24

ARTICLE VI	SHARES CERTIFICATE LEGENDS	25

ARTICLE VII	MISCELLANEOUS	25
7.1	Rules of Construction	25
7.2	Independent Pursuit of Business Opportunities	26
7.3	Successors and Assigns	26
7.4	Termination	26
7.5	Recapitalization, Exchanges, etc., Affecting the Shares	27
7.6	No Third Party Beneficiaries	27
7.7	Governing Law; Jurisdiction	27
7.8	Counterparts	27
7.9	Titles and Subtitles	27
7.10	Notices	27
7.11	Expenses	28
7.12	Entire Agreement; Amendments and Waivers	28
7.13	Severability	28
7.14	Aggregation of Shares	28
7.15	Amendments to Certificate of Incorporation, Bylaws, Series A
	Convertible Preferred Stock and Warrants	28
7.16	Issuance of Additional Equity Securities	28
7.17	Annual Meetings; Agenda	29
7.18	Employee Stock Options	29
7.19	Approval by Lenders Group	29
7.20	Share Registry	30
7.21	Indemnification	30
7.22	Successor Agent	30

UNITED ARTISTS THEATRE COMPANY

2000 OMNIBUS STOCK INCENTIVE PLAN

  General Purpose of Plan; Definitions

  The name of this plan is the United Artists Theatre Company 2000 Omnibus Stock Incentive Plan (the "Plan").  The Plan was adopted by the Board (defined below) on _____________, 2001 pursuant to that certain Joint Plan of Reorganization dated September 5, 2000 and the order confirming same dated ______, 2001.  The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

  For purposes of the Plan, the following terms shall be defined as set forth below:

    "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.
    "Award" means any award under the Plan.
    "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
    "Board" means the Board of Directors of the Company.
    "Cause" means, unless otherwise provided in an Award Agreement, willful misconduct, a willful failure to perform the Eligible Recipient's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Eligible Recipient's performance of his or her duties or is materially detrimental to the Company or an Affiliated Entity or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Eligible Employee.
    "Change in Control" means, unless it is otherwise defined in an Award Agreement, the same as its definition in that certain Stockholders' Agreement, dated as of __________, among the Company, The Anschutz Corporation, the Lenders Group and Additional Stockholders of the Company (the "Stockholders' Agreement") which is attached as Exhibit A to the Award Agreements and is incorporated herein by this reference.
    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
    "Committee" means any committee the Board may appoint to administer the Plan.  If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.
    "Common Stock" means the common stock, par value $0.01 per share, of the Company.
    "Company" means United Artists Theatre Company, a Delaware corporation or any successor corporation.
    "Disability" means, when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code.
    "Eligible Recipient" means an officer, director, employee, consultant or advisor of, or one who has accepted an offer to be so by, the Company or of any Parent or Subsidiary, who is also the Chief Executive Officer of the Company or is a member of the management team selected by such Chief Executive Officer (the "Management").
    "Exercise Price" means the per share price, if any, at which a holder of an Award may purchase the Shares issuable upon exercise of the Award.
    "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Board in good faith based on all of the relevant facts and circumstances.
    "Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.
    "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.
    "Option" means an option to purchase Shares granted pursuant to Section 6 below.
    "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
    "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Options and/or awards of Restricted Stock.
    "Permanent Disability" means any physical or mental condition that the Administrator, in its discretion, finds to permanently prevent a Participant from performing the material duties of his or her current employment.  If a Participant makes application for disability benefits under the Company's long-term disability program, as now in effect or as hereafter amended, and qualifies for such benefits, the Participant shall be presumed to qualify as permanently disabled under this Plan.
    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
    "Retirement" means termination by the Participant of employment or service with the Company or any Parent or Subsidiary on or after reaching the normal retirement age of sixty-five.
    "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 7 below.
    "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 and 5, and any successor security.
    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
  Administration.
    The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.  Pursuant to the terms of the Plan, the Administrator shall have the power and authority:
      to select those Eligible Recipients who shall be Participants;
      to determine whether and to what extent Options or awards of Restricted Stock or other Awards are to be granted hereunder to Participants;
      to determine the number of Shares to be covered by each Award granted hereunder;
      to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;
      to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock or other Awards granted hereunder;
      to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

    (vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) in its sole discretion and to otherwise supervise the administration of the Plan.

    The Administrator may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable or vested, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 2(b) shall adversely affect any outstanding Award without the consent of the holder thereof.
    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.
  Shares Subject to Plan.

  The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 2,746,666, Shares, of which 1,922,700 Shares shall be granted within ten (10) days of adoption of this Plan by the Board and 823,966 Shares of which shall be reserved for subsequent Awards.  Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

  To the extent that (i) an Option expires or is otherwise terminated without being exercised, or (ii) any Shares subject to any award of Restricted Stock are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.  If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

  Eligibility.

  Eligible Recipients may be granted Options and/or awards of Restricted Stock.  The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients.

  The Administrator shall have the authority to grant to any Eligible Recipient who is an employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Nonqualified Stock Options, or both types of Options, and/or Restricted Stock.  Directors of the Company or of any Parent or Subsidiary, consultants or advisors who are not also employees of the Company or of any Parent or Subsidiary may only be granted Options that are Nonqualified Stock Options and/or Restricted Stock.

  Corporate Transactions

  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and Exercise Price of Shares subject to outstanding Options granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Stock granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion.  Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.  In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefore.

  Options.

  Options may be granted alone or in addition to other awards of Restricted Stock granted under the Plan.  Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant.  Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

  The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option.  More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.

  Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

    Option Exercise Price.  The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, its Parent or Subsidiary), and (ii) in the case of Nonqualified Stock Options, to the extent required at the time of grant by California "Blue Sky" law, be less than 85% of the Fair Market Value of the Common Stock on such date and in no event be less than the par value of the Common Stock.  Notwithstanding the forgoing, if a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Option is granted to such Participant, the Exercise Price of such Option, to the extent required at the time of grant by California "Blue Sky" law with respect to any Option, shall be no less than 110% of the Fair Market Value of the Stock on the date such Option is granted.
    Option Term.  The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.
    Exercisability.  Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however, that, to the extent required at the time of grant by California "Blue Sky" law, Options granted to individuals other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant.  The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.
    Method of Exercise.  Subject to Section 6(c), Options may be exercised in whole or in part at any time during the Option period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by (i) payment in full of the aggregate Exercise Price of the Shares so purchased in cash, (ii) delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise or (iii) simultaneous sale through a broker reasonably acceptable to the Administrator of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

    In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company.  Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company.  When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash.  No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

    Non-Transferability of Options.  Except as otherwise provided by the Administrator or in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution.
    Termination of Employment or Service.  Upon the termination of a Participant's employment or service with the Company or any Parent or Subsidiary for any reason (including without limitation by reason of the sale of such Subsidiary) other than due to Death, Permanent Disability or Retirement which are discussed in Section 8 below, any Shares subject to an Option that have not vested prior to such termination, shall immediately expire as of the date of such termination ("the Termination Date").  If a Participant's employment with, or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason other than Cause any vested Option or vested portion thereof may thereafter be exercised to the extent that it is exercisable at the time of such termination, or as otherwise determined by the Administrator, but in no event shall the exercise period be less than three (3) years (or six (6) months in the event the Company previously consummated an initial underwritten public offering of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act")) following termination of employment.  Incentive Stock Options not exercised by such Participant within three(3) months after the date of termination (or within one (1) year after a termination caused by Disability) will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code.  In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for a period of three (3) years (or six (6) months in the event the Company previously consummated an initial underwritten public offering of its equity securities pursuant to an effective registration statement filed under the Securities Act) following the Participant's termination of employment or service with the Company or any Parent or Subsidiary for any reason other than Cause.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.  Unless provided otherwise in an Award Agreement or in the Administrator's discretion any time thereafter, in the event of the termination of an Optionee's employment for Cause, all outstanding Options, vested or not vested, granted to such Participant shall expire on the date of such termination.
    Annual Limit on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Nonqualified Stock Options.
    Rights as Stockholder.  An Optionee shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 11 hereof and, if requested, has given the representation described in paragraph (b) of Section 12 hereof, and, upon becoming a stockholder, the Participant shall become a party to and be bound by the conditions of the Stockholders' Agreement.
    Repurchase Rights.  Unless the Administrator determines otherwise, the Award Agreement pertaining to the Option, shall grant the Company a repurchase option with respect to Shares obtained upon the exercise of an Option.  Such repurchase option shall be exercisable, at the discretion of the Board, upon the voluntary or involuntary termination of the Participant's service with the Company for any reason including, without limitation, for death, Permanent Disability or Retirement and must be exercised within ninety (90) days following such termination or within ninety (90) days of exercise of the Option, whichever is later.  The purchase price for the Shares repurchased pursuant to the Award Agreement pertaining to the Option shall be no less than the Fair Market Value of the Shares on the date of termination, and may be paid by cancellation of any indebtedness of the Participant to the Company.  Such repurchase option shall terminate upon the consummation of an initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.
  Restricted Stock.

  Awards of Restricted Stock may be issued either alone or in addition to Options granted under the Plan.  The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the purchase price to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 7(b)(ii)) applicable to awards of Restricted Stock.  The Administrator may also condition the grant of the award of Restricted Stock upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion.  The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

    Awards and Certificates.  The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a "Restricted Stock Award Agreement") and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 7(c), each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

    The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

    Restrictions and Conditions.  The awards of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:
      The price per Share, if any, that a Participant must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant but, to the extent required at the time of grant by California "Blue Sky" law, such price shall not be less than 85% of the Fair Market Value of the Stock on such date or at the time the purchase is consummated.  In no event may the purchase price be less than the par value of the Common Stock.  If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an award of Restricted Stock is granted to such Participant, the purchase price of such Award, to the extent required at the time of grant by California "Blue Sky" law with respect to any Option, shall be no less than 100% of the Fair Market Value of the Common Stock on the date such award of Restricted Stock is granted or the date the purchase is consummated.
      Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.
    Rights as Stockholder.  Except as provided in Section 7(a) and subject to the terms and conditions of the Stockholders' Agreement, or as otherwise provided in an Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period.  Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.
    Repurchase Rights.  Unless the Administrator determines otherwise, the Restricted Stock Award Agreement shall grant the Company a repurchase option exercisable, at the discretion of the Board, upon the voluntary or involuntary termination of the Participant's service with the Company for any reason including, without limitation, for death, Permanent Disability or Retirement which must be exercised within ninety (90) days following such termination.  The purchase price for unrestricted Shares repurchased pursuant to the Restricted Stock Award Agreement shall be no less than the Fair Market Value of the Shares on the date of termination, and may be paid by cancellation of any indebtedness of the Participant to the Company.  The purchase price for all other Shares repurchased pursuant to the Restricted Stock Award Agreement may be paid by cancellation of any indebtedness of the Participant to the Company and shall be the lesser of the Fair Market Value on the date of termination, or the purchase price paid by the Participant.  Such repurchase options shall lapse at a rate determined by the Administrator; provided that, to the extent required at the time of grant by California "Blue Sky" law, for awards of Restricted Stock granted to Participants other than officers, directors or consultants of the Company, the repurchase option with respect to Shares that are subject to forfeiture shall lapse at the rate of at least 20% per year over five years from the date of grant and the repurchase option with respect to unrestricted Shares shall terminate upon the consummation of an initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.
  Acceleration of Vesting upon Death, Permanent Disability, Retirement, Change in Control and Termination of the Plan.

  Unless otherwise provided in an Award Agreement, a Participant shall immediately become 100 percent Vested in all his or her outstanding Options or Restricted Stock upon the occurrence of the Participant's death, Permanent Disability or Retirement while the Participant is in the employ or service of the Company or any Parent or Subsidiary and upon the occurrence of a Change in Control or termination of the Plan.

  Amendment and Termination.

  The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent.  To the extent necessary and desirable, the Board shall obtain approval of the stockholders (as described below), for any amendment that would:

    except as provided in Section 5 of the Plan, increase the total number of Shares reserved for issuance under the Plan;
    change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or
    extend the maximum Option period under Section 6(b) of the Plan.

  The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 2 and to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

  Notwithstanding the foregoing, the Plan shall terminate upon the sale of all or substantially all of the assets of the Company, a distribution of all or substantially all of the assets of the Company to its stockholders, or the merger or reorganization of the Company if the Company is not the surviving entity.

  Unfunded Status of Plan.

  The Plan is intended to constitute an "unfunded" plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

  Withholding Taxes.
    Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto.  Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto.
    Unless otherwise determined by the Administrator, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares deliverable upon grant or vesting of Restricted Stock to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or the delivery of Restricted Stock upon grant or vesting, as the case may be.  Such election must be made on or before the date the amount of tax to be withheld is determined.  Once made, the election shall be irrevocable.  The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.  In the event a Participant elects to deliver or have the Company withhold Shares of Common Stock pursuant to this Section 11(b), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(d) with respect to the delivery or withholding of Common Stock in payment of the Exercise Price of Options.
  General Provisions.
    Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
    The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.  The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.
    All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
    The Company's Repurchase of any Shares shall be subject to the terms of any credit or loan agreement or similar arrangement to which the Company may be a party.
    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.
    Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
    No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
    To the extent applicable, pursuant to the provisions of Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Common Stock pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more awards granted under the Plan outstanding, and, in the case of an individual who acquires Common Stock pursuant to the Plan, during the period such individual owns such Common Stock, copies of the Company's annual financial statements.  The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.
    To the extent applicable, the provisions of Sections 260.160.41, 260.140.42 and 260.140.45 of Title 10 of the California Code of Regulations are incorporated herein by reference.
    Unless the Committee expressly provides otherwise, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, for such period as the Company or its underwriters may request and subject to such other provisions as the Committee may deem necessary or desirable, the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any Option or other contract for the purchase of, purchase any Option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters.
  Stockholder Approval; Effective Date of Plan.
    The grant of any Award hereunder shall be contingent upon stockholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.
    Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of [____________] (the "Effective Date").
  Term of Plan.

  No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

  Severability

  Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

  Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

Grant No. _____

UNITED ARTISTS THEATRE COMPANY

2000 OMNIBUS STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (the "Option Agreement") is made and entered into as of the Date of Grant set forth below (the "Effective Date") by and between United Artists Theatre Company, a Delaware corporation (the "Company"), and the optionee named below (the "Optionee").  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 2000 Omnibus Stock Incentive Plan (the "Plan") which, unless terminated earlier by the Administrator, terminates on ____________________________, 2011.

Name of Optionee:
Social Security No.:
Address:

Shares Subject to Option:
Exercise Price Per Share:
Date of Grant:
Expiration Date:
Type of Stock Option
(Check one):	[ ]	Incentive Stock Option
	[ ]	Non-Qualified Stock Option

    Number of Shares.  The Company hereby grants to Optionee an option (this "Option") to purchase the total number of shares of Common Stock set forth above as Shares Subject to Option (the "Option Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to the terms and conditions of this Option Agreement, the Plan and the Stockholders' Agreement described in Section 2, and, in the case and to the extent that the Option is designated as an "incentive stock option," this grant is contingent upon stockholder approval within 12 months of the adoption of the Plan and, in the event such Option exceeds the $100,000 rule of Section 422(d), the portion of this Option in excess of such $100,000 shall be treated as a Non-Qualified Stock Option.
    Stockholders' Agreement.  By executing this Option Agreement, the Optionee shall become a party to and be bound by and subject to the terms and conditions of that certain Stockholders' Agreement, dated as of __________, among the Company, The Anschutz Corporation, the Lenders Group and Additional Stockholders of the Company (the "Stockholders' Agreement"), which is attached as Exhibit A hereto.  The Stockholders' Agreement shall be binding on the Optionee and the other parties thereto.
    Option Term.  The term of the Option (the "Option Term") shall commence on the Effective Date and, unless the Option is previously terminated pursuant to the Plan, this Option Agreement, or the Stockholder's Agreement, shall terminate upon the expiration of ten (10) years from the Effective Date.  Upon expiration of the Option Term, all rights of the Optionee hereunder shall terminate.
    Conditions of Exercise.
      Subject to Sections 7, 9 and 10 below, any Option granted on or within ten (10) business days after the effective date of that certain Joint Plan of Reorganization dated September 5, 2000 (the "Reorganization Effective Date") to any Optionee who is in the employ or service of the Company or any Parent or Subsidiary as of the Reorganization Effective Date shall vest and become exercisable as to 10% of the Option Shares on such Reorganization Effective Date, an additional 10% of the Option Shares on the first yearly anniversary of such Reorganization Effective Date, and an additional 20% of the Option Shares on each yearly anniversary of such Reorganization Effective Date thereafter.
      Subject to Sections 7, 9 and 10 below, any Option granted more than ten (10) business days after the Reorganization Effective Date or to any Optionee who is not in the employ or service of the Company or any Parent or Subsidiary as of the Reorganization Effective Date shall vest and become exercisable as to 20% of the Option Shares on each yearly anniversary of the Effective Date.
      Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which this Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term, subject to provisions of the Plan and the Stockholders' Agreement, subject to compliance with relevant securities law at the time of such exercise and further subject to the approval of counsel for the Company with respect to such compliance.  This Option may not be exercised for a fraction of a share.
    Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock, an equitable substitution or proportionate adjustment shall be made in the kind, number and Exercise Price of Shares subject to outstanding Options granted under the Plan, in each case as may be determined by the Administrator in its sole discretion.  Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.  In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefore.
    Nontransferability of Option and Option Agreement.
      The Option and this Option Agreement shall not be transferable and, during the lifetime of Optionee, the Option may be exercised only by Optionee.  Except as otherwise provided by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent and distribution.  Any attempted sale, pledge, assignment, hypothecation, transfer or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.
      Following the issuance of Option Shares upon exercise of the Option, neither the Option Shares nor any interest therein may be transferred, sold, assigned, exchanged, pledged, hypothecated or otherwise disposed of, including by gift (collectively, "Transferred") by the Optionee unless such Option Shares are Transferred pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws covering such Option Shares, (ii) an opinion of legal counsel for the holder of such Option Shares to be Transferred satisfactory to the Company stating that such transaction is exempt from registration, or (iii) written notice from the Company, signed by the principal financial and accounting officer of the Company, to the effect that the Company has otherwise satisfied itself that such transaction is exempt from registration.
    Method of Exercise of Option.  The Option may be exercised by means of written notice of exercise to the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the aggregate Option Exercise Price and any applicable withholding taxes in accordance with Section 6(d) of the Plan.
    Right of First Refusal.  Before any Shares obtained upon exercise of an Option that are held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), The Anschutz Corporation shall have a right of first refusal to purchase the Option Shares subject to the terms and conditions set forth in Section 4.1 of the Stockholders' Agreement (the "Right of First Refusal").
    Effect of Termination of Employment or Service.  Upon the termination of Optionee's employment or service with the Company or any Parent or Subsidiary for any reason (including without limitation by reason of the sale of such Subsidiary) other than due to Death, Permanent Disability or Retirement which are discussed in Section 9 below, any Shares subject to an Option that have not vested prior to such termination, shall immediately expire as of the date of such termination (the "Termination Date").  If Optionee's employment with, or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason other than Cause, any vested Option or vested portion thereof may thereafter be exercised to the extent that it is exercisable at the time of such termination, or as otherwise determined by the Administrator, but in no event shall the exercise period be less than three (3) years (or six (6) months in the event the Company previously consummated an initial underwritten public offering of its equity securities pursuant to an effective registration statement filed under the Securities Act) following the Termination Date.  In the absence of any action by the Administrator, such exercise period shall be three (3) years (or six (6) months in the event the Company previously consummated an initial underwritten public offering of its equity securities pursuant to an effective registration statement filed under the Securities Act) following the Termination Date.  Incentive Stock Options not exercised by such Optionee within three(3) months after the date of termination (or within one (1) year after a termination caused by Disability) will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.  Unless provided otherwise in the Administrator's discretion any time hereafter, in the event of the termination of Optionee's employment or service to the Company or to any Parent or Subsidiary for Cause, all outstanding Options, vested or not vested, granted to such Optionee shall expire on the date of such termination.
    Acceleration of Vesting Upon Death, Permanent Disability, Retirement, Change in Control and Termination of the Plan.  Optionee shall immediately become 100 percent vested in all his or her outstanding Options or Restricted Stock upon the occurrence of the Optionee's death, Permanent Disability or Retirement, while the Optionee is in the employ or service of the Company or any Parent or Subsidiary, or upon the occurrence of a Change in Control or termination of the Plan.
    Right of Repurchase.  The Company shall have a repurchase option (the "Repurchase Option") with respect to Shares obtained upon the exercise of an Option.  Under this Repurchase Option the Company may purchase from Optionee, or Optionee's personal representative, as the case may be, any or all of Optionee's Shares obtained upon exercise of an Option.  Such repurchase option shall be exercisable, at the discretion of the Board, upon the voluntary or involuntary termination of the Optionee's service with the Company for any reason including, without limitation, for death, Permanent Disability or Retirement and must be exercised within ninety (90) days following such termination or within ninety (90) days of exercise of the Option, whichever is later.  The purchase price for the Shares repurchased pursuant to this Option Agreement pertaining to the Option shall be no less than the Fair Market Value of the Shares on the Termination Date, and may be paid by cancellation of any indebtedness of the Optionee to the Company.  Such repurchase option shall terminate upon the consummation of an initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.
      The Repurchase Option is exercised by the Company by delivering personally or by registered mail, to Optionee (or his transferee or legal representative, as the case may be), within sixty (60) days of the Termination Date or within sixty (60) days of the exercise of an Option that is exercised after the Termination Date, whichever is later, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice.  The closing shall take place at the Company's office.  At the closing, the holder of the certificates for the Shares being transferred shall deliver the stock certificate or certificates evidencing the Shares, and the Company shall deliver the purchase price therefore.  At the Company's option and to the extent permitted by applicable law, all or any portion of such purchase price may be paid by canceling indebtedness represented by any note or notes issued by Optionee to the Company.
      If the Company is prevented from exercising the Repurchase Option at the time set forth above due to General Provisions of the Plan or due to provisions of the Stockholders' Agreement or any credit or loan agreement or similar agreement to which the Company is a party, the Company may exercise such Repurchase Option as of the date, if any, on which such provisions are no longer applicable to preventing such exercise by providing notice with sixty (60) days of such date and following the procedures set forth in 10(a) above.
    Transferability of the Shares; Escrow.
      Optionee hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to take such steps as may be necessary to cause the transfer from Optionee to the Company (or, if applicable, The Anschutz Corporation) of the Shares as to which the Right of First Refusal or Repurchase Option has been exercised.
      To insure the availability for delivery of Optionee's Shares upon repurchase by the Company (or, if applicable, The Anschutz Corporation), Optionee hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company (or, if applicable, The Anschutz Corporation) such Shares, if any, repurchased pursuant to the Repurchase Option or purchased under the Right of First Refusal and shall, upon exercise of an Option deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Shares subject to such exercise, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-1.  The Shares and stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Optionee attached as Exhibit A-2 hereto, until the Repurchase Option or Right of First Refusal is exercised, until expiration of such rights, or until such time as this Option Agreement no longer is in effect.  As a further condition to the Company's obligations under this Option Agreement, the spouse of the Optionee, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-3.  Upon termination of such rights, the escrow agent shall promptly deliver to the Optionee or the Optionee's representative, the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Optionee in accordance with the terms of the Joint Escrow Instructions, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates if so required pursuant to other restrictions imposed pursuant to this Option Agreement.
      The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.
      Any purported transfer or sale of the Shares shall be subject to restrictions on transfer imposed by any applicable state and Federal securities laws and the terms and conditions of the Stockholder's Agreement.  Any transferee shall, at the discretion of the Administrator, hold such Shares subject to all provisions hereof and shall acknowledge the same by signing a copy of this Option Agreement.
    Rights as a Stockholder.  Neither the Optionee nor any of the Optionee's successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.  This Option Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Optionee, except as specifically provided herein and except as specifically provided in the Stockholders' Agreement with respect to any shares of Common Stock issued upon exercise of the Option.
    Investment Representation.  The Optionee hereby represents and warrants to the Company that the Optionee, by reason of the Optionee's business or financial experience (or the business or financial experience of the Optionee's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Optionee's own interests in connection with the transactions contemplated under this Option Agreement.
    Tax Advisor Representations.  Optionee has reviewed with his own tax advisors the Federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Option Agreement.  Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Optionee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of this investment or the transactions contemplated by this Option Agreement.
    Notices.  All notices and other communications under this Option Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

    If to Company:           United Artists Theatre Company

    9110 E. Nichols Avenue, Suite 200

    Englewood, CO 80112

    Attention:  Secretary

    Facsimile:  (303) 792-3600

    with a copy to:             Skadden, Arps, Slate, Meagher & Flom LLP

    300 South Grand Avenue

    Los Angeles, CA 90071-3144

    Attention:  Jeleen Guttenberg

    Facsimile:  (213) 687-5600

If to the Optionee:

Facsimile:

  Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

  Securities Laws Requirements.  The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to the Optionee upon exercise of such Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).  Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that the Optionee furnish a written representation that he or she is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public.  The Optionee hereby represents and warrants that he or she understands that the Option Shares are "restricted securities," as defined in Rule 144 under the Securities Act, and that any resale of the Option Shares must be in compliance with the registration requirements of the Securities Act, or an exemption therefrom, and, to the extent required at the time of grant, with California "Blue Sky" law.  Each certificate representing Option Shares shall bear the legends set forth below and with any other legends that may be required by the Company or by any Federal or state securities laws:

  THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES THEREUNDER, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM.

  THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S).  SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

  THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AGREEMENTS AND OTHER CONDITIONS AND RESTRICTIONS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT AMONG THE COMPANY, THE ANSCHUTZ CORPORATION AND THE OTHER STOCKHOLDERS NAMED THEREIN, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

  Further, if the Company decides, in its sole discretion, that the listing or qualification of the Option Shares under any securities or other applicable law is necessary or desirable, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company.

  No Obligation to Register Option Shares.  The Company shall be under no obligation to register the Option Shares pursuant to the Securities Act or any other Federal or state securities laws.
  Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Option Agreement, the Stockholders' Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Option Shares on its books nor will any of said Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
  Withholding Requirements.
      Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto.  Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Optionee to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto.
      Unless otherwise determined by the Administrator, Optionee may elect to deliver shares of Common Stock (or have the Company withhold shares deliverable upon grant or vesting of Restricted Stock to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or the delivery of Restricted Stock upon grant or vesting, as the case may be.  Such election must be made on or before the date the amount of tax to be withheld is determined.  Once made, the election shall be irrevocable.  The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.  In the event Optionee elects to deliver or have the Company withhold Shares of Common Stock pursuant to this Section 11(b) of the Plan, such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(d) of the Plan with respect to the delivery or withholding of Common Stock in payment of the Exercise Price of Options.
  Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
  Governing Law.  This Option Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.
  Incorporation of Plan.  The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.
  Amendments.  This Option Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.
  Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Parent, Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.
  Authority of the Board.  The Board shall have full authority to interpret and construe the terms of the Plan and this Option Agreement.  The determination of the Board as to any such matter of interpretation or construction shall be final, binding and conclusive.
  Dispute Resolution.  The parties hereto will use their reasonable best efforts to resolve any dispute hereunder through good faith negotiations.  A party hereto must submit a written notice to any other party to whom such dispute pertains, and any such dispute that cannot be resolved within 30 calendar days of receipt of such notice (or such other period to which the parties may agree) will be submitted to an arbitrator selected by mutual agreement of the parties.  In the event that, within 50 days of the written notice referred to in the preceding sentence, a single arbitrator has not been selected by mutual agreement of the parties, a panel of arbitrators (with each party to the dispute being entitled to select one arbitrator and, if necessary to prevent the possibility of deadlock, one additional arbitrator being selected by such arbitrators selected by the parties to the dispute) shall be selected by the parties.  Except as otherwise provided herein or as the parties to the dispute may otherwise agree, such arbitration will be conducted in accordance with the then existing rules of the American Arbitration Association.  The decision of the arbitrator or arbitrators, or of a majority thereof, as the case may be, made in writing will be final and binding upon the parties hereto as to the questions submitted, and the parties will abide by and comply with such decision; provided, however, the arbitrator or arbitrators, as the case may be, shall not be empowered to award punitive damages.  Unless the decision of the arbitrator or arbitrators, as the case may be, provides for a different allocation of costs and expenses determined by the arbitrators to be equitable under the circumstances, the prevailing party or parties in any arbitration will be entitled to recover all reasonable fees (including but not limited to attorneys' fees) and expenses incurred by it or them in connection with such arbitration from the nonprevailing party or parties.
  Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Optionee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Option Agreement without the prior written consent of the Company or the underwriters of such public offering.
  Additional Compensation Arrangements.  Nothing contained in this Option Agreement shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
  Survival of Terms.  This Option Agreement shall apply to and bind Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.
  Severability.  Whenever possible, each provision of this Option Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Option Agreement.

                    IN WITNESS WHEREOF the parties hereto have executed and delivered this Option Agreement on the day and year first above written.

United Artists Theatre Company

By
Name
Title

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Plan, and the Stockholders' Agreement herein incorporated by reference.

The Optionee
Address:

EXHIBIT A-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [_________________] (the "Purchaser") hereby sells, assigns and transfers unto United Artists Theatre Company, a Delaware corporation (the "Company"), (__________) shares of Company's common stock, par value $0.01 per share (the "Common Stock"), standing in his or her name on the books of said corporation represented by Certificate No. ____ herewith and does hereby irrevocably constitute and appoint ______________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Stock Option Agreement (the "Agreement") of the Company and the undersigned dated __________, ____.

Dated:	Signature

INSTRUCTIONS:  Please do not fill in any blanks other than the signature line.  The purpose of this Assignment Separate from Certificate is to enable the exercise of the "right of first refusal" and "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.  This Assignment Separate from Certificate must be delivered to the Company with the above Certificate No. _____.

EXHIBIT A-2

JOINT ESCROW INSTRUCTIONS

__________, 20__

United Artists Theatre Company

9110 E. Nichols Avenue, Suite 200

Englewood, CO 80112

Attention:  Secretary

Dear __________:

As Escrow Agent for both United Artists Theatre Company, a Delaware corporation (the "Company"), and [___________] ("Purchaser") of the Company's common stock, par value $0.01 per share (the "Common Stock") you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Option Agreement between the Company and Purchaser, dated _____________ (the "Agreement"), in accordance with the following instructions:

    In the event the Company and/or The Anschutz Corporation (referred to collectively for convenience herein as the "Company") exercises the Company's right of first refusal set forth in the Stockholders' Agreement (as defined in the Plan) or repurchase option set forth in the Agreement (respectively, the "Right of First Refusal or Repurchase Option"), the Company shall give to Purchaser and to you a written notice specifying the number of shares of Common Stock (the "Shares") to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company.  Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
    At the closing, you are directed (a) to date the Assignment Separate From Certificate necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificate evidencing the Shares to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price for the number of Shares purchased pursuant to the exercise of the Company's Right of First Refusal or Repurchase Option.
    Purchaser hereby irrevocably authorizes the Company to deposit with you any certificates evidencing the Shares to be held by you hereunder and any additions and substitutions to said Shares as set forth in the Agreement.  Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated, including but not limited to, the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the Shares.  Subject to the provisions of this Section 3 and to that certain Stockholders' Agreement, dated as of __________, among the Company, The Anschutz Corporation, the Lenders Group and Additional Stockholders of the Company (the "Stockholders' Agreement"), Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is being held by you.
    Upon written request of the Purchaser, but not more than once per calendar year, unless the Company's Right of First Refusal or Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing the aggregate number of Shares that are not then subject to the Company's Right of First Refusal or Repurchase Option.  Within 120 days after Purchaser's termination of employment or service with the Company or any Parent or Subsidiary (each, as defined in the Company's 2000 Omnibus Stock Incentive Plan), you will deliver to Purchaser, or Purchaser's representative, as the case may be, a certificate or certificates representing the aggregate number of Shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's Repurchase Option; provided that such Shares are not then subject to the Company's Right of First Refusal.
    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.
    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
    You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
    You shall be entitled to employ such legal counsel and other experts as you may deem necessary and proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore.
    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company shall appoint a successor Escrow Agent.
    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
    Notices.  All notices and other communications under this Joint Escrow Instructions shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below at the following addresses or at such other addresses as a party may designate by ten day's advance written notice to each of the other parties hereto:

    If to Company:            United Artists Theatre Company

    9110 E. Nichols Avenue, Suite 200

    Englewood, CO 80112

    Attention:  Chief Executive Officer

    Facsimile:  (303) 792-3600

    with a copy to:             Skadden, Arps, Slate, Meagher & Flom LLP

    300 South Grand Avenue

    Los Angeles, California 90071-3144

    Attention:  Jeleen Guttenberg

    Facsimile:  (213) 687-5600

If to the Optionee:

Facsimile:

  If to the Escrow Agent:          United Artists Theatre Company

  9110 E. Nichols Avenue, Suite 200

  Englewood, CO 80112

  Attention:  Secretary

  Facsimile:  (303) 792-3600

  By signing these Joint Escrow Instructions, you become a party hereto, a party to the Agreement and a party to the Stockholders' Agreement.
  This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
  These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Purchaser:
UNITED ARTISTS THEATRE COMPANY

Signature
By

Print Name
Title

Residence Address

ESCROW AGENT

Secretary

EXHIBIT A-3

CONSENT OF SPOUSE

I, _______________, spouse of [______________], have read and hereby approve the Stock Option Agreement by and between [______________] and United Artists Theatre Company (the "Company"), dated ____________ (the "Agreement").  In consideration of the granting of the right to my spouse to purchase shares of Company common stock, par value $0.01 per share ("Common Stock"), as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of Common Stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:	Signature